Exhibit 4.9
AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT
          THIS AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT is entered into effective this 19th day of September, 2007 (this “Amendment No. 2”), by and among Cardiovascular Systems, Inc., a Minnesota Corporation (the “Company”), the Series A-1 Convertible Preferred Stockholders listed on Exhibit A hereto (“Series A-1 Investors”), and the Holders and Investors signatory hereto.
RECITALS
          WHEREAS, this Amendment No. 2 amends a Stockholders Agreement, dated July 19, 2006 (the “Stockholders Agreement”) by and between the Company and the “Holders”, “Investors”, and “Section 5 Holders” set forth on Schedule I thereto, as amended by that certain Amendment No. 1 to Stockholders Agreement, dated October 3, 2006 by and between the Company, ITX International Equity Corp. and the Holders and Investors signatory thereto;
          WHEREAS, the Company has agreed to sell up to 2,941,177 shares of Series A-1 Convertible Preferred Stock to the Series A-1 Investors (the “Offering”) in accordance with the terms of that certain Private Placement Memorandum dated May 16, 2007, as supplemented on August 8, 2007 and those certain Subscription Agreements by and between the Company and the Series A-1 Investors received in connection with the Offering (the “Subscription Agreements”);
          WHEREAS, on May 21, 2007, the Company’s Board of Directors approved the sale of up to 1,175,000 shares of Series A-1 Convertible Preferred Stock to the Series A-1 Investors and the transactions contemplated by the Subscription Agreements including this Amendment No. 2, and on August 7, 2007 the Board further authorized that the Offering be increased to not more than 2,941,177 shares of Series A-1 Convertible Preferred Stock;
          WHEREAS, Holders executing this Amendment No. 2 hold a majority of the Shares subject to the Stockholders Agreement; and
          WHEREAS, Investors executing this Amendment No. 2 hold a majority in interest of the shares of Common Stock issued or issuable to the Investors.
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 2, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

2.	The Series A-1 Convertible Preferred Stock sold in the Offering shall be deemed additional shares of Series A Convertible Preferred Stock for purposes of the Stockholders Agreement.

3.	Schedule I is hereby amended to include each of the Series A-1 Investors as an Investor as set forth below and each of the Series A-1 Investors shall be deemed an Investor as that term is used in the Stockholders Agreement.

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
Abrasive Technology, Inc. Profit Sharing Plan	—	—	—	—	32,000
Michael Adrian	50,000 (1)	3,200 (1)	8,943	1,270	3,552
Mark R. Alvig	6,250	—	—	—	6,000
Shahla Amiri	—	—	—	—	5,000
Anthony Angelini	—	—	—	—	12,000
Michael J. Antonello	99,883	12,500	35,937	5,103	18,255
Massoud Arbabzadeh, MD	—	—	—	—	5,882
Naoum Baladi	—	—	—	—	28,000
Michael S. Barish			44,474	6,315	11,928
Frederick L. Betz and Cynthia A. Betz, JTWROS	—	—	—	—	6,000
RBC Dain Rauscher Cust FBO Frederick L. Betz IRA	—	—	—	—	9,500
Charles Schwab & Co. Cust FBO John A. Beyer IRA	—	—	—	—	5,882
Thomas M. Bies and Edith C. Bies, JTWROS	—	—	—	—	5,882
Gerry Black	—	—	—	—	5,882
Brent G. Blackey	—	—	—	—	5,900
Pensco Trust Company Cust FBO Michael J. Bogart IRA	—	—	—	—	4,900
William Bold	—	—	—	—	3,600
John R. Borrell	23,000	—	—	—	11,764
Robert Brady	—	—	—	—	9,000
Larry Brandt and Judy Brandt JTWROS	12,500 (2)	—	8,943	1,270	4,120
David Brink	40,000	—	10,260	1,457	17,000
Gerald F. Bubnick	—	—	—	—	2,942
Brian P. Burns, Jr.	—	—	—	—	7,500
Marlyn and Margaret Buss, Ttees, Marlyn and Margaret Buss Rev. Living Trust	6,000	—	—	—	5,882
Wedbush Morgan Securities Cust FBO Richard E. Bye IRA	—	—	—	—	7,050
Timothy Byrne and Sandra Byrne, Trustees, Byrne Family Trust	—	—	—	—	5,882
Christopher Campbell	—	—	—	—	2,941
H. Daniel Caparo	—	—	—	—	5,882

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
Charles Schwab & Co., Inc. Cust FBO Franklin G. Capitanini IRA	—	—	—	—	5,800
Joseph Anthony Cardenas	—	—	—	—	29,400
Curtis L. Carlson Family Foundation	—	—	43,783	6,217	29,414
Charles Schwab & Co., Inc. Cust FBO Steven W. Carter IRA	—	—	—	—	5,882
CAVA Partners, LLC	—	—	—	—	5,882
John F. Cavanaugh	—	—	—	—	3,000
Vijay T. Char	—	—	—	—	5,882
Scott Chase	—	—	—	—	17,647
Richard J. Cherry and JoAnn Cherry, JTWROS	—	—	—	—	2,942
George Jean Chilazi	—	—	—	—	6,777
Charles Schwab & Co., Inc. Cust FBO Bruce A. Church IRA	—	—	—	—	5,882
Pershing LLC Custodian FBO Walter Douglas Clark IRA	19,000 (3)	—	—	—	5,882
David E. Cohen, M.D.	—	—	—	—	5,884
Sean Collins	—	—	—	—	11,765
Wachovia Securities Cust FBO Sean Collins IRA	—	—	—	—	12,941
Tom Correia	—	—	—	—	5,882
Ralph D. Crawford	—	—	—	—	11,750
Carla C. Dahl	—	—	—	—	590
Thomas P. Davis, MD	—	—	—	—	5,882
Keith Donnan	—	—	—	—	5,882
Peter S. Dougan, M.D.	—	—	—	—	2,941
Charles Schwab & Co., Inc. Cust FBO Mark W. DuPont IRA	—	—	—	—	6,000
Keith M. Eastman	—	—	—	—	4,000
Joane Evans and Lyell Evans JTWROS	—	—	—	—	2,942
Ryan E. Evans	—	—	—	—	5,883
Gary Jay Fishbein, MD	—	—	—	—	6,000
Jeffrey Fleming	—	—	—	—	2,942
James Flynn	—	—	—	—	5,882
Linda M. Foster	—	—	17,890	2,540	2,404
Michael D. Fugit, M.D.	—	—	—	—	2,941
Michael Furlong	—	—	—	—	5,882
Geoffrey T. Gainor	—	—	—	—	5,882
Dennis R. Gancarz	—	—	—	—	5,882
GDN Holdings, LLC	49,167	2,000	131,349	18,652	41,913
Kenneth L. Gibbs, MD and Beverly T. Gibbs JTWROS	—	—	—	—	2,950
Scott Kean Goodman	23,000	—	—	—	19,059
UBS Financial Services, Inc. Cust FBO R. Hunt Greene IRA	13,500 (3)	—	—	—	6,500

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
Daniel Patrick Greenleaf and Diane Francis Greenleaf	—	—	—	—	10,000
Barry K. Griffith	—	—	—	—	18,750
Edith Guglielmi	—	—	—	—	7,060
David J. Gunther	—	—	—	—	2,941
Rob Hadley	—	—	—	—	2,941
Fiserv ISS & Co. Cust FBO Rob Hadley IRA	—	—	—	—	5,882
Scott Robert Hannum	—	—	—	—	11,764
Scott Merle Hanson	—	—	—	—	600
Steven J. Healy	—	—	8,815	1,252	9,431
Syntel, LLC Profit Sharing Plan FBO Alfred Harry Herget, Alfred Harry Herget, Trustee	—	—	—	—	5,882
Richard R. Heuser and Sharon L. Heuser, Trustees, R&S Trust dated 8/3/99	14,000 (4)	—	—	—	5,882
Charles Schwab & Co., Inc. Cust FBO David Richard Hewitt IRA	—	—	—	—	13,000
Robert C. Hinckle	—	—	—	—	17,647
William Hoffman and Lilia Helen Hoffman JTWROS	—	—	—	—	5,882
Jeremy Houseman	—	—	—	—	2,942
Derek J. Howe	6,500	—	—	—	8,000
Wende S. Hutton, Trustee, Hutton Living Trust dtd 12/10/96	—	—	—	—	5,882
Innovasc, LLC	—	—	—	—	4,500
Michael Iovanni and Linda Iovanni, JTWROS	—	—	—	—	2,941
Andrew J. Iseman and Shelly D. Iseman JTWROS	—	—	17,657	2,407	7,108
ITX International Equity Corp.	—	—	350,263	49,737	47,079
Sean Janzer	10,000	—	—	—	11,765
Sara Jay	—	—	—	—	5,900
Takemito Jimbo	—	—	—	—	11,765
Charles David Joffe, MD	—	—	—	—	6,000
Darla R. Johnson and John A. Beyer JTWROS	—	—	—	—	3,529
Elias H. Kassab	—	—	—	—	5,882
Salva Kassab and Suha Kassab JTWROS	—	—	—	—	3,529
KD Holding, Inc.	—	—	—	—	6,000
Puneet K. Khanna and Monica Khanna JTWROS	—	—	—	—	17,647
Yazan Khatib	—	—	—	—	2,941
Farhad Khosravi, Ttee, Farhad Khosravi and Flora Shirzad Khosravi Trust U/A	—	—	—	—	5,882
Bertram W. Klein	—	—	—	—	10,000

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
E*Trade as Cust FBO Joseph F. Koziol IRA	—	—	—	—	5,883
Al Kraus and Eileen Kraus JTWROS	—	—	—	—	8,825
Al Kraus	—	—	—	—	2,942
David Kraus, M.D.	—	—	—	—	3,000
Scott Kraus	7,400	—	—	—	22,600
John T. Kuzara	—	—	—	—	5,882
Habib John Lahlouh	—	—	—	—	6,000
David Lamadrid	—	—	—	—	2,942
Aaron Lew	—	—	—	—	17,000
MLPF&S Cust FBO Aaron Lew IRA	—	—	—	—	23,529
Robert Lindmeier and Sheryl Lindmeier	—	—	—	—	11,764
William Andrew Lindmeier and Susan J. Lindmeier JTWROS	—	—	—	—	5,000
Wells Fargo Bank, N.A. as Trustee of the Donald M. Longlet Rev Tr	—	—	—	—	11,764
Louis Lopez, MD	—	—	—	—	11,765
Richard A. Lotti	—	—	—	—	5,882
Jonathan K. Lubkert	—	—	—	—	600
Kenneth H. Lubkert and Elizabeth R. Lubkert JTWROS	—	—	—	—	4,706
Satyaprakash Makam	—	—	—	—	5,882
Louis Manfredo and Genevieve Manfredo JTWROS	—	—	—	—	2,942
Carol A. Martin, Sole Trustee, Martin Family Revocable Trust	—	—	—	—	5,882
Lynne Martin and Tevis P. Martin III	—	—	—	—	1,200
Maverick Fund, L.D.C.	—	—	770,212	109,370	103,524
Maverick Fund USA, Ltd.	—	—	310,952	44,155	41,795
Maverick Fund II, Ltd.	—	—	670,149	95,161	90,075
MaxBee Holding Company LLC	—	—	—	—	5,882
Gary McCord	25,000	—	—	—	17,647
Christopher W. McNeill	—	—	—	—	5,882
John J. Mehalchin	101,984	11,250	—	—	11,765
Jacob P. Mercer	—	—	—	—	3,000
Mitsui & Co. Venture Partners II, LP	—	—	675,148	95,871	117,647
Amir Motarjeme, Trustee, Amir Motarjeme Profit Sharing Plan FBO Amir Motarjeme	9,800 (3)	—	—	—	5,882
Padmini Natarajan and B. R. Natarajan JTWROS	—	—	—	—	5,882
Fiserv ISS & Co. Cust FBO Thomas P. Neslund IRA	—	—	—	—	5,882
Thomas P. Neslund	—	—	—	—	2,941
Hajime Oshita	—	—	—	—	2,400

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
Marco Ovikian and Catherine Ovikian, JTWROS	—	—	—	—	8,823
Ashish Pal	—	—	—	—	30,000
Tom Pardubeck	—	—	—	—	3,000
Daryl L. Peterman	—	—	1,027	146	5,000
Loyal M. Peterman, Jr.	25,000	—	20,564	2,920	16,124
John N. Phillips	—	—	—	—	5,882
Cassandra Piippo	—	—	—	—	589
Pinnacle Investment Group, LLC	—	—	—	—	9,000
Sridhar Prativadi	—	—	—	—	5,882
Rolando E. Prieto	—	—	—	—	2,941
Dave B. Radovich	5,000	500	7,203	1,023	25,169
Robert K. Ranum	500	—	—	—	2,941
Ambika Ravindran	—	—	—	—	12,000
Redmile Capital, LP	—	—	—	—	7,569
Redmile Ventures, LLC	—	—	—	—	5,882
Redmile Capital Offshore, Ltd.	—	—	—	—	27,725
Michael Reilly and Lisa Reilly	—	—	—	—	11,764
Ronald Reuss and Rita Reuss JTWROS	—	—	—	—	3,000
Stacey Rickert	—	—	—	—	10,000
Benjamin S. Rinkey	20,000	—	—	—	4,000
Caleb Rivera	—	—	—	—	2,940
Edward Todd Robbins	—	—	—	—	2,941
Cecilia S. Roberts, Trustee David K. Roberts Residuary Trust	—	—	—	—	21,200
David K. Roberts	—	—	—	—	11,800
Todd A. Roberts and Debra D. Roberts	—	—	—	—	5,882
Peter Lars Runquist	—	—	—	—	5,882
Paul W. Schaffer	—	—	10,216	1,451	20,000
James W. Schlesing and Dona Connelly	—	—	—	—	7,059
Marc S. Schwartzberg	—	—	—	—	2,941
Gary M. Scott and Malisa M. Scott, Ttees of the Gary and Malisa Scott Rev Trust	—	—	—	—	29,500
R. Randolph Scott	—	—	—	—	5,882
Gino J. Sedillo, MD	9,800	—	—	—	5,882
David Shaskey	—	—	—	—	5,882
Pamela Shaw and James Shaw JTWROS	—	—	—	—	5,882
Neil J. Sheehan	—	—	—	—	2,000
Chiemsee Money Purchase Plan, dtd 03/11/97, FBO Robert T. Shepard	—	—	—	—	6,000
Robert Shepard and Celia Shepard, Ttees of the Shepard Family Trust dated 2/1/99	—	—	—	—	6,000

			No. of		No. of
		No. of Option/	Shares of	No. of	Shares of
	No. of Shares	Warrant	Series A	Series A	Series A-1
	of Common	Common	Preferred	Warrant	Preferred
Investor	Stock	Shares	Stock	Shares	Stock
Harvinder Paul Singh, MD	—	—	—	—	5,882
Kevin Spanier	22,500 (5)	2,000 (5)	—	—	1,200
Kathleen A. Stauter	—	—	—	—	1,775
Steven Mendelow, Trustee, Teledata Financial Services Corp. Profit Shar Plan	12,500	—	—	—	23,529
Charles Schwab & Co., Inc. Cust FBO Robert J. Thatcher IRA	—	—	—	—	12,000
Kimberley J. Thomas and A. Conrade Thomas JTWROS	—	—	—	—	5,890
TMP, LLLP	106,550	6,000	53,217	7,557	56,768
Top Medical Holding B.V.	—	—	—	—	4,000
Leslie Trigg and Michael Trigg, Trustees, Trigg Family Trust	—	—	—	—	2,942
Edwin C. Tyska	—	—	—	—	11,765
Hector J. Vasquez and Sandra L. Vasquez	—	—	—	—	3,000
Greg Vella and Michelle Vella, Ttees, Greg Vella and Michelle Vella Family Tr	—	—	—	—	5,882
Chris Vieira	—	—	—	—	4,588
Douglas A. Waldo, MD	—	—	—	—	3,000
Joseph A. Wasselle and Stacie Poole	—	—	—	—	2,941
Charles Schwab & Co., Inc. Cust FBO Burton M. Waxman IRA	—	—	—	—	7,058
Wellspring Capital	—	—	—	—	176,470
Wellspring Management, LLC	—	—	—	—	58,823
Martin F. Whalen	—	—	—	—	5,882
Fiserv ISS & Co. Cust FBO Kimberly Williamson IRA	—	—	—	—	5,882
Steven Wishnia	—	—	—	—	3,000
Sharon T. Wooster	—	—	—	—	2,941

(1)	Held jointly with Betty Adrian.

(2)	Includes 4,167 shares held individually.

(3)	Held individually.

(4)	Held in two IRA accounts.

(5)	Held jointly with Bonnie Spanier.
4.	This Amendment No. 2 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 2 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 2.

5.	Except as set forth herein, all other terms and conditions of the Stockholders Agreement remain the same.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Stockholders Agreement effective the date first written above.

COMPANY CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ James E. Flaherty
	Name:	James E. Flaherty
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Stockholders Agreement effective the date first written above.

HOLDERS

	APPLECREST PARTNERS LTD PARTNERSHIP	LEHMKUHL FAMILY LIMITED PARTNERSHIP

By:	/s/ Gary M. Petrucci	By:	/s/ Larry A. Lehmkuhl
	Name: Gary M. Petrucci		Name: Larry A. Lehmkuhl
	Title: General Partner		Title: General Partner

	/s/ Gary M. Petrucci	/s/ Larry A. Lehmkuhl

	Gary M. Petrucci	Larry A. Lehmkuhl

	/s/ James E. Flaherty	/s/ Judith L. Flaherty

	James E. Flaherty	Judith L. Flaherty

	GDN HOLDINGS, LLC	SONORA WEB LIMITED LIABILITY PARTNERSHIP

By:	/s/ Glen D. Nelson	By:	/s/ Roger J. Howe

	Name: Glen D. Nelson		Name: Roger J. Howe
	Title: Member		Title:

	/s/ Geoffrey O. Hartzler	/s/ Roger J. Howe

	Geoffrey O. Hartzler, individually and as Trustee, Geoffrey O. Hartzler Rev. Trust dtd 1/8/97, as amended	Roger J. Howe, Ph. D.

/s/ Michael J. Kallok

Michael J. Kallok

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Stockholders Agreement effective the date first written above.

INVESTORS

EASTON HUNT CAPITAL PARTNERS, L.P.

By: EHC GP, L.P. its General Partner
By: EHC GP, Inc., its General Partner

By:	/s/ John H. Friedman Name: John H. Friedman
Title: President

EASTON CAPITAL PARTNERS, LP

By: ECP GP, LLC
By: ECP GP, Inc., its Manager

By:	/s/ John H. Friedman Name: John H. Friedman
Title: President

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Stockholders Agreement effective the date first written above.

INVESTORS

MAVERICK FUND, L.D.C.

By: Maverick Capital, Ltd. Its Investment Advisor

By:	/s/ John T. McCafferty Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND USA, LTD.

By: Maverick Capital, Ltd. Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND II, LTD.

By: Maverick Capital, Ltd. Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Stockholders Agreement effective the date first written above.

INVESTORS SERIES A-1 CONVERTIBLE PREFERRED INVESTORS
By:	/s/ James E. Flaherty
James E. Flaherty, as Attorney-in-Fact for the Series A-1 Convertible Preferred Investors named on Exhibit A hereto

EXHIBIT A
SERIES A-1 CONVERTIBLE PREFERRED INVESTORS

Abrasive Technology, Inc.
Profit Sharing Plan
Michael Adrian
Mark R. Alvig
Shahla Amiri
Anthony Angelini
Michael J. Antonello
Massoud Arbabzadeh, MD
Naoum Baladi
Michael S. Barish
Frederick L. Betz and
Cynthia A. Betz, JTWROS
RBC Dain Rauscher Cust
FBO Frederick L. Betz IRA
Charles Schwab & Co. Cust
FBO John A. Beyer IRA
Thomas M. Bies and
Edith C. Bies, JTWROS
Gerry Black
Brent G. Blackey
Pensco Trust Company Cust
FBO Michael J. Bogart IRA
William Bold
John R. Borrell
Robert Brady
Larry Brandt and
Judy Brandt JTWROS
David Brink
Gerald F. Bubnick
Brian P. Burns, Jr.
Marlyn and Margaret Buss,
Ttees, Marlyn and Margaret
Buss Rev. Living Trust
Wedbush Morgan Securities
Cust FBO Richard E. Bye IRA
Timothy Byrne and Sandra Byrne, Trustees, Byrne Family Trust
Christopher Campbell
H. Daniel Caparo
Charles Schwab & Co., Inc. Cust
FBO Franklin G. Capitanini IRA
Joseph Anthony Cardenas
Curtis L. Carlson Family
Foundation
Charles Schwab & Co., Inc.
Cust FBO Steven W. Carter IRA
CAVA Partners, LLC
John F. Cavanaugh
Vijay T. Char
Scott Chase

Richard J. Cherry and
JoAnn Cherry, JTWROS
George Jean Chilazi
Charles Schwab & Co., Inc. Cust
FBO Bruce A. Church IRA
Pershing LLC Custodian
FBO Walter Douglas Clark IRA
David E. Cohen, M.D.
Sean Collins
Wachovia Securities Cust
FBO Sean Collins IRA
Tom Correia
Ralph D. Crawford
Carla C. Dahl
Thomas P. Davis, MD
Keith Donnan
Peter S. Dougan, M.D.
Charles Schwab & Co., Inc. Cust
FBO Mark W. DuPont IRA
Keith M. Eastman
Joane Evans and
Lyell Evans JTWROS
Ryan E. Evans
Gary Jay Fishbein, MD
Jeffrey Fleming
James Flynn
Linda M. Foster
Michael D. Fugit, M.D.
Michael Furlong
Geoffrey T. Gainor
Dennis R. Gancarz
GDN Holdings, LLC
Kenneth L. Gibbs, MD and
Beverly T. Gibbs JTWROS
Scott Kean Goodman
UBS Financial Services, Inc. Cust
FBO R. Hunt Greene IRA
Daniel Patrick Greenleaf and
Diane Francis Greenleaf
Barry K. Griffith
Edith Guglielmi
David J. Gunther
Rob Hadley
Fiserv ISS & Co. Cust
FBO Rob Hadley IRA
Scott Robert Hannum
Scott Merle Hanson
Steven J. Healy
Syntel, LLC Profit Sharing Plan
FBO Alfred Harry Herget, Alfred
Harry Herget, Trustee

Richard R. Heuser and Sharon L.
Heuser, Trustees, R&S Trust dated 8/3/99
Charles Schwab & Co., Inc. Cust
FBO David Richard Hewitt IRA
Robert C. Hinckle
William Hoffman and
Lilia Helen Hoffman JTWROS
Jeremy Houseman
Derek J. Howe
Wende S. Hutton, Trustee,
Hutton Living Trust dtd 12/10/96
Innovasc, LLC
Michael Iovanni and
Linda Iovanni, JTWROS
Andrew J. Iseman and
Shelly D. Iseman JTWROS
ITX International Equity Corp.
Sean Janzer
Sara Jay
Takemito Jimbo
Charles David Joffe, MD
Darla R. Johnson and
John A. Beyer JTWROS
Elias H. Kassab
Salva Kassab and
Suha Kassab JTWROS
KD Holding, Inc.
Puneet K. Khanna and
Monica Khanna JTWROS
Yazan Khatib
Farhad Khosravi, Ttee, Farhad Khosravi and Flora Shirzad Khosravi Trust U/A
Bertram W. Klein
E*Trade as Cust
FBO Joseph F. Koziol IRA
Al Kraus and
Eileen Kraus JTWROS
Al Kraus
David Kraus, M.D.
Scott Kraus
John T. Kuzara
Habib John Lahlouh
David Lamadrid
Aaron Lew
MLPF&S Cust FBO Aaron Lew IRA
Robert Lindmeier and Sheryl Lindmeier
William Andrew Lindmeier and Susan J. Lindmeier JTWROS
Wells Fargo Bank, N.A. as Trustee of the Donald M. Longlet Rev Tr
Louis Lopez, MD
Richard A. Lotti
Jonathan K. Lubkert

Kenneth H. Lubkert and Elizabeth R. Lubkert JTWROS
Satyaprakash Makam
Louis Manfredo and Genevieve Manfredo JTWROS
Carol A. Martin, Sole Trustee, Martin Family Revocable Trust
Lynne Martin and Tevis P. Martin III
Maverick Fund, L.D.C.
Maverick Fund USA, Ltd.
Maverick Fund II, Ltd.
MaxBee Holding Company LLC
Gary McCord
Christopher W. McNeill
John J. Mehalchin
Jacob P. Mercer
Mitsui & Co. Venture Partners II, LP
Amir Motarjeme, Trustee, Amir Motarjeme Profit Sharing Plan FBO Amir Motarjeme
Padmini Natarajan and B. R. Natarajan JTWROS
Fiserv ISS & Co. Cust FBO Thomas P. Neslund IRA
Thomas P. Neslund
Hajime Oshita
Marco Ovikian and Catherine Ovikian, JTWROS
Ashish Pal
Tom Pardubeck
Daryl L. Peterman
Loyal M. Peterman, Jr.
John N. Phillips
Cassandra Piippo
Pinnacle Investment Group, LLC
Sridhar Prativadi
Rolando E. Prieto
Dave B. Radovich
Robert K. Ranum
Ambika Ravindran
Redmile Capital, LP
Redmile Ventures, LLC
Redmile Capital Offshore, Ltd.
Michael Reilly and Lisa Reilly
Ronald Reuss and Rita Reuss JTWROS
Stacey Rickert
Benjamin S. Rinkey
Caleb Rivera
Edward Todd Robbins
Cecilia S. Roberts, Trustee David K. Roberts Residuary Trust
David K. Roberts
Todd A. Roberts and Debra D. Roberts

Peter Lars Runquist
Paul W. Schaffer
James W. Schlesing and Dona Connelly
Marc S. Schwartzberg
Gary M. Scott and Malisa M. Scott, Ttees of the Gary and Malisa Scott Rev Trust
R. Randolph Scott
Gino J. Sedillo, MD
David Shaskey
Pamela Shaw and James Shaw JTWROS
Neil J. Sheehan
Chiemsee Money Purchase Plan, dtd 03/11/97, FBO Robert T. Shepard
Robert Shepard and Celia Shepard, Ttees of the Shepard Family Trust dated 2/1/99
Harvinder Paul Singh, MD
Kevin Spanier
Kathleen A. Stauter
Steven Mendelow, Trustee, Teledata Financial Services Corp. Profit Shar Plan
Charles Schwab & Co., Inc. Cust FBO Robert J. Thatcher IRA
Kimberley J. Thomas and A. Conrade Thomas JTWROS
TMP, LLLP
Top Medical Holding B.V.
Leslie Trigg and Michael Trigg, Trustees, Trigg Family Trust
Edwin C. Tyska
Hector J. Vasquez and Sandra L. Vasquez
Greg Vella and Michelle Vella, Ttees, Greg Vella and Michelle Vella Family Tr
Chris Vieira
Douglas A. Waldo, MD
Joseph A. Wasselle and Stacie Poole
Charles Schwab & Co., Inc. Cust FBO Burton M. Waxman IRA
Wellspring Capital
Wellspring Management, LLC
Martin F. Whalen
Fiserv ISS & Co. Cust FBO Kimberly Williamson IRA
Steven Wishnia
Sharon T. Wooster